Exhibit 99.1
Mirum Pharmaceuticals Reports Third Quarter 2025 Financial Results and Provides Business Update
–Third quarter 2025 total revenue of $133 million
–2025 revenue guidance updated to $500 to $510 million
–Phase 2b VISTAS topline data expected second quarter of 2026
–Conference call to provide business updates today, November 4 at 1:30 p.m. PT / 4:30 p.m. ET
FOSTER CITY, Calif. – November 4, 2025 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today reported financial results for the third quarter 2025 and provided a business update.
“Mirum is well positioned heading into 2026 with strong commercial momentum and multiple upcoming catalysts,” said Chris Peetz, chief executive officer of Mirum. “Our third quarter results once again underscore the strength of our commercial medicines with continued strong performance. We also made important progress across the pipeline, including completing enrollment in the VISTAS PSC study, maintaining momentum in VANTAGE and EXPAND, and initiating our Phase 2 study in Fragile X Syndrome.”
Commercial: Full year revenue guidance $500 to $510 million
•Third quarter 2025 global net product sales of $133.0 million.
•Third quarter 2025 LIVMARLI net product sales were $92.2 million, representing 56% growth over third quarter 2024 net product sales.
•Bile Acid Medicines third quarter 2025 net product sales were $40.8 million, representing 31% growth over third quarter 2024 net product sales.
Pipeline: Building Momentum Toward Key 2026 and 2027 Readouts
•Volixibat VISTAS study in primary sclerosing cholangitis (PSC) enrollment complete; topline data expected in the second quarter of 2026.
•Volixibat VANTAGE study in primary biliary cholangitis (PBC) expected to complete enrollment in 2026; topline data expected in the first half of 2027.
•LIVMARLI EXPAND Phase 3 study for pruritus in rare cholestatic conditions expected to complete enrollment in 2026; topline data expected in the first half of 2027.
•Phase 2 study for MRM-3379 in Fragile X Syndrome (FXS) initiated.
Corporate and Financial: Executing with Financial Discipline and Operational Efficiency
•Total revenue for the quarter ended September 30, 2025, was $133.0 million compared to $90.4 million for the quarter ended September 30, 2024.
•Total operating expenses were $130.4 million for the quarter ended September 30, 2025, compared to $103.1 million for the quarter ended September 30, 2024.
•Total operating expenses for the quarter ended September 30, 2025, included $24.0 million of non-cash stock-based compensation, intangible amortization, and other non-cash expenses compared to $18.0 million for the quarter ended September 30, 2024.
•As of September 30, 2025, Mirum had unrestricted cash, cash equivalents, and investments of $378.0 million compared to $292.8 million as of December 31, 2024.
Business Update Conference Call
Mirum will host a conference call today, November 4th at 1:30 p.m. PT/4:30 p.m. ET, to provide business updates. Join the call using the following details:

Conference Call Details:
US/Toll-Free: +1 833 470 1428
International: +1 646 844 6383
Access Code: 299722
You may also access the call via webcast by visiting the Events & Presentations section on Mirum’s website. A replay of this webcast will be available for 30 days.

About LIVMARLI® (maralixibat) oral solution and LIVMARLI® (maralixibat) tablets
LIVMARLI® (maralixibat) is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received orphan designation for the treatment of ALGS and PFIC. LIVMARLI is currently being evaluated in the Phase 3 EXPAND study in additional settings of cholestatic pruritus. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use: LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including
Liver injury. Changes in certain liver tests are common in patients with ALGS and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with Alagille syndrome and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.
US Prescribing Information
EU SmPC
Canadian Product Monograph
About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (PSC) (VISTAS study), and primary biliary cholangitis (PBC) (VANTAGE study). In 2024, Mirum announced positive interim results from the Phase 2b VANTAGE study showing statistically significant improvement in pruritus as well as meaningful reductions in serum bile acids and improvements in fatigue for patients treated with volixibat. No new safety signals were observed, and the most common adverse event was diarrhea with all cases mild to moderate. Volixibat has been granted breakthrough therapy designation for the treatment of PBC.

About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM® (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About CTEXLI® (chenodiol) tablets
CTEXLI® (chenodiol) tablets is FDA-approved for the treatment of adults with cerebrotendinous xanthomatosis (CTX). Chenodiol is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. CTEXLI was evaluated as part of the Phase 3 RESTORE study, the first and only clinical trial for CTX. CTX is a rare progressive disease that can affect the brain, spinal cord, tendons, eyes and arteries.
IMPORTANT SAFETY INFORMATION
CTEXLI can cause side effects, including :
Liver Injury : You will need to undergo laboratory testing before starting and while taking CTEXLI to check your liver function. Changes in certain liver tests may occur during treatment and may be a sign of liver injury. This can be serious. Stop taking CTEXLI immediately and tell your healthcare provider right away if you get any signs or symptoms of liver problems, including, stomach (abdomen) pain, bruising, dark-colored urine, feeling tired (fatigue), bleeding, yellowing of the skin and eyes, nausea, and itching.
Most Common Side Effects : Diarrhea, headache, stomach pain, constipation, high blood pressure, muscular weakness, and upper respiratory tract infection.
Tell your healthcare provider about all the medications that you take, as CTEXLI may interact with other medicines.
US Prescribing Information

About Mirum Pharmaceuticals, Inc.
Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution/LIVMARLI® (maralixibat) tablets, CHOLBAM® (cholic acid) capsules, and CTEXLI® (chenodiol) tablets.
LIVMARLI, an IBAT inhibitor, is approved for the treatment of two rare liver diseases affecting children and adults. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in other regions globally. It is also approved in the U.S. in cholestatic pruritus in PFIC patients 12 months of age and older; in Europe, it is approved for patients with PFIC three months of age and older. Mirum is conducting the Phase 3 EXPAND study, a label expansion opportunity for LIVMARLI in additional settings of cholestatic pruritus. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms of liver disease.
CTEXLI is FDA-approved for the treatment of cerebrotendinous xanthomatosis (CTX) in adults.
Mirum’s late-stage pipeline includes two investigational treatments for several rare diseases.
Volixibat, an IBAT inhibitor, is being evaluated in two potentially registrational studies including the Phase 2b VISTAS study for primary sclerosing cholangitis (PSC) and Phase 2b VANTAGE study for primary biliary cholangitis. Volixibat has been granted Breakthrough Therapy Designation for the treatment of cholestatic pruritus in patients with PBC. Mirum has also initiated a Phase 2 study evaluating MRM-3379, a PDE4D inhibitor for the treatment of Fragile X syndrome, a rare genetic neurocognitive disorder.
To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter (X).
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, continued positive commercial results for our approved medicines, including continued financial growth, the potential achievement of our yearly financial guidance, continued strong execution across our approved medicines and pipeline, the initiation, enrollment, and progress of our ongoing and planned studies for our product candidates, the timing of interim analyses of, and topline data for, our ongoing studies and operational efficiencies of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “expected,” “will,” “could,” “would,” “guidance,” “potential,” “continue” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general and drug development and commercialization in particular, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Annual Report for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 26, 2025, and subsequent filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue:
Product sales, net	$133,010	$90,302	$372,380	$236,979
License and other revenue	—	75	—	495
Total revenue	133,010	90,377	372,380	237,474
Operating expenses:
Cost of sales (1)	25,537	20,806	71,976	58,863
Research and development	42,960	31,710	135,071	96,604
Selling, general and administrative	61,910	50,545	182,902	145,391
Total operating expenses (2)	130,407	103,061	389,949	300,858
Income (loss) from operations	2,603	(12,684)	(17,569)	(63,384)
Other income (expense):
Interest income	3,251	3,469	9,307	10,588
Interest expense	(3,606)	(3,586)	(10,791)	(10,732)
Other income (expense), net	395	(1,087)	2,589	982
Net income (loss) before provision for income taxes	2,643	(13,888)	(16,464)	(62,546)
(Benefit from) provision for income taxes	(262)	347	1,169	1,606
Net income (loss)	2,905	(14,235)	(17,633)	(64,152)

Net income (loss) per share, basic	$0.06	$(0.30)	$(0.35)	$(1.36)
Net income (loss) per share, diluted	$0.05	$(0.30)	$(0.35)	$(1.36)
Weighted-average shares of common stock outstanding, basic	50,639,231	47,782,619	49,758,104	47,316,789
Weighted-average shares of common stock outstanding, diluted	56,993,841	47,782,619	49,758,104	47,316,789

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$5,894	$5,894	$17,681	$16,889

(2) Amounts include stock-based compensation expense as follows:

Cost of sales	$329	$319	$898	$637
Research and development	5,676	3,571	18,529	10,978
Selling, general and administrative	12,122	8,018	32,971	23,578
Total stock-based compensation	$18,127	$11,908	$52,398	$35,193

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$282,021	$222,503
Short-term investments	93,527	57,812
Accounts receivable	107,132	78,286
Inventory	24,021	22,403
Prepaid expenses and other current assets	23,874	11,784
Total current assets	530,575	392,788
Restricted cash	480	425
Long-term investments	2,470	12,526
Intangible assets, net	231,895	249,819
Other noncurrent assets	19,695	15,196
Total assets	$785,115	$670,754
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,167	$14,618
Accrued expenses and other current liabilities	148,192	111,933
Total current liabilities	160,359	126,551
Operating lease liabilities, noncurrent	7,361	7,972
Convertible notes payable, net, noncurrent	309,368	308,082
Other liabilities	15,981	2,509
Total liabilities	493,069	445,114
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	5	5
Additional paid-in capital	953,818	870,189
Accumulated deficit	(661,814)	(644,181)
Accumulated other comprehensive income (loss)	37	(373)
Total stockholders’ equity	292,046	225,640
Total liabilities and stockholders’ equity	$785,115	$670,754
Investor Contact:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Meredith Kiernan
media@mirumpharma.com